Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Fourth Quarter and Full Year 2022 Results

JACKSONVILLE, Fla. (February 9, 2023) – Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended December 31, 2022. For the three months ended December 31, 2022 and 2021, Net Income was $0.56 per diluted share and $0.39 per diluted share, respectively. For the twelve months ended December 31, 2022 and 2021, Net Income was $2.81 per diluted share and $2.12 per diluted share, respectively.

Fourth Quarter and Full Year 2022 Highlights

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Reported Nareit FFO of $1.05 per diluted share for the fourth quarter, and $4.10 per diluted share for the full year
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Reported Core Operating Earnings of $0.98 per diluted share for the fourth quarter, and $3.83 per diluted share for the full year
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Generated Core Operating Earnings per share year-over-year growth, excluding the collection of receivables reserved during 2020 and 2021, of approximately 9% for the full year
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Increased Same Property NOI year-over-year, excluding lease termination fees and the collection of 2020 and 2021 receivables reserved, by 5.8% in the fourth quarter and 6.3% for the full year
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Increased Same Property percent leased by 80 basis points year-over-year to 95.1%, and Same Property percent commenced by 110 basis points year-over-year to 92.8%
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Increased Same Property shop percent leased by 200 basis points year-over-year to 92.0%
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Executed 6.9 million square feet of comparable new and renewal leases during the full year at a blended cash rent spread of +7.4%
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Completed property acquisitions of $210 million and property dispositions of $179 million during the full year, both at Regency’s share
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Pro-rata net debt-to-operating EBITDAre was 5.0x at December 31, 2022

Subsequent Highlights

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On February 8, 2023, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.65 per share
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Included for the fourth consecutive year on Newsweek’s 2023 Most Responsible Companies List, ranked top 75

"We are incredibly proud of our strong performance in 2022, a testament to the quality of our shopping centers, the health and resiliency of our tenants, and the hard work of our team,” said Lisa Palmer, President and Chief Executive Officer. “Our leasing and value creation pipelines are supported by continued robust tenant demand, providing us great momentum into 2023, while our balance sheet strength allows us to remain opportunistic."

Financial Results

Net Income

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For the three months ended December 31, 2022, Net Income Attributable to Common Stockholders (“Net Income”) was $95.3 million, or $0.56 per diluted share, compared to Net Income of $67.9 million, or $0.39 per diluted share, for the same period in 2021.
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For the twelve months ended December 31, 2022, Net Income was $482.9 million, or $2.81 per diluted share, compared to Net Income of $361.4 million, or $2.12 per diluted share, for the same period in 2021.

Nareit FFO

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For the three months ended December 31, 2022, Nareit Funds From Operations (“Nareit FFO”) was $181.5 million, or $1.05 per diluted share, compared to $174.2 million, or $1.01 per diluted share, for the same period in 2021.
o
Nareit FFO in the fourth quarter of 2022 was favorably impacted by the collection of receivables reserved during 2020 and 2021 of $2.2 million, or $0.01 per diluted share, compared to $4.9 million, or $0.03 per diluted share, in the fourth quarter of 2021.
o
Nareit FFO in the fourth quarter of 2022 also benefitted from the reversal of straight-line rent reserves of $4.7 million, or $0.03 per diluted share, triggered by the conversion of certain cash basis tenants back to accrual basis accounting, compared to $6.9 million, or $0.04 per diluted share, in the fourth quarter of 2021.
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For the twelve months ended December 31, 2022, Nareit FFO was $707.8 million, or $4.10 per diluted share, compared to $688.7 million, or $4.02 per diluted share, for the same period in 2021.
o
Nareit FFO in the full year 2022 was favorably impacted by the collection of receivables reserved during 2020 and 2021 of $20.5 million, or $0.12 per diluted share, compared to $46.3 million, or $0.27 per diluted share, in the full year 2021.
o
Nareit FFO in the full year 2022 also benefitted from the reversal of straight-line rent reserves of $16.7 million, or $0.10 per diluted share, triggered by the conversion of certain cash basis tenants back to accrual basis accounting, compared to $12.9 million, or $0.08 per diluted share, in the full year 2021.

Core Operating Earnings

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For the three months ended December 31, 2022, Core Operating Earnings was $169.2 million, or $0.98 per diluted share, compared to $159.0 million, or $0.92 per diluted share, for the same period in 2021.
o
Core Operating Earnings in the fourth quarter of 2022 was also favorably impacted by the collection of receivables reserved during 2020 and 2021 of $0.01 per diluted share, compared to $0.03 per diluted share in fourth quarter 2021.
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For the twelve months ended December 31, 2022, Core Operating Earnings was $660.8 million, or $3.83 per diluted share, compared to $631.2 million, or $3.68 per diluted share, for the same period in 2021.
o
Core Operating Earnings in the full year 2022 was also favorably impacted by the collection of receivables reserved during 2020 and 2021 of $0.12 per diluted share, compared to $0.27 per diluted share in the full year 2021.

Portfolio Performance

Same Property NOI

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Fourth quarter 2022 Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased by 4.3% compared to the same period in 2021.
o
Fourth quarter 2022 Same Property NOI, excluding lease termination fees and collection of 2020/2021 reserves, increased by 5.8% compared to the same period in 2021.
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Growth in Same Property base rents contributed 4.8% to Same Property NOI growth in the fourth quarter of 2022.
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Full year 2022 Same Property NOI, excluding lease termination fees, increased by 2.9% compared to the same period in 2021.
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Full year 2022 Same Property NOI, excluding lease termination fees and collection of 2020/2021 reserves, increased by 6.3% compared to the same period in 2021.
o
Growth in Same Property base rents contributed 3.6% to Same Property NOI growth in full year 2022.

Occupancy

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As of December 31, 2022, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships, was 94.8% leased.

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As of December 31, 2022, Regency’s Same Property portfolio was 95.1% leased, an increase of 40 basis points sequentially and an increase of 80 basis points compared to December 31, 2021.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 96.9%, an increase of 20 basis points sequentially.

o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 92.0%, an increase of 60 basis points sequentially.
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As of December 31, 2022, Regency’s Same Property portfolio was 92.8% commenced, an increase of 50 basis points sequentially and an increase of 110 basis points compared to December 31, 2021.

Leasing Activity

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During the three months ended December 31, 2022, Regency executed approximately 1.7 million square feet of comparable new and renewal leases at a blended cash rent spread of +7.2%.
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For the trailing twelve months, the Company executed approximately 6.9 million square feet of comparable new and renewal leases at a blended cash rent spread of +7.4%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

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As of December 31, 2022, Regency’s in-process development and redevelopment projects had estimated net project costs of approximately $301 million at the Company’s share, 51% of which has been incurred to date.
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As previously disclosed, construction commenced at Town and Country Center in Los Angeles, CA during the fourth quarter. The project includes the redevelopment of a former Kmart building into new retail space and approximately 300 luxury mid-rise apartments. Regency is partnered with a leading multifamily developer, who is constructing the apartments on a ground lease.
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During the fourth quarter, Regency completed developments and redevelopments with estimated net project costs of approximately $101 million, at the Company’s share.

Property Transactions

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During the full year 2022, the Company completed acquisitions for a combined total of $210 million, and completed dispositions for a combined total of $179 million, each at Regency’s share.
o
During the fourth quarter of 2022, the Company completed acquisitions for a combined total of $39 million, including East Meadow Plaza for $30 million, as previously disclosed, as well as its partner’s 50% interest in Kroger New Albany Center for $9 million.
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During the fourth quarter of 2022, the Company completed the disposition of one property for a total of $1.4 million, at Regency’s share.

Share Repurchase Program

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On February 8, 2023, following the expiration of the previous program, Regency’s Board of Directors authorized a new share repurchase program. The new program approves the repurchase by Regency of up to $250 million of its common stock, and will expire on February 7, 2025, unless earlier modified or terminated by the Board. The timing and price of share repurchases, if any, will be dependent upon market conditions and other factors.

Balance Sheet

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As of December 31, 2022, Regency had full capacity available under its $1.2 billion revolving credit facility.
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As of December 31, 2022, Regency’s pro-rata net debt-to-operating EBITDAre ratio was 5.0x.

Dividend

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On February 8, 2023, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.65 per share. The dividend is payable on April 5, 2023, to shareholders of record as of March 15, 2023.

2023 Guidance

Regency Centers has provided initial 2023 guidance, as summarized in the table below. Please refer to the Company’s Earnings Presentation for additional detail, as well as in the Company’s fourth quarter 2022 supplemental package. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2023 Guidance (in thousands, except per share data)	2022 Actual	2023 Guidance

Net Income Attributable to Common Stockholders per diluted share	$2.81	$1.92 - $2.00

Nareit Funds From Operations ("Nareit FFO") per diluted share	$4.10	$4.03 - $4.11

Core Operating Earnings per diluted share (1)	$3.83	$3.83 - $3.89

Same property NOI growth without termination fees	2.9%	0% to +1.0%

Same property NOI growth without termination fees or collection of 2020/2021 reserves	6.3%	+2.0% to +3.0%

Collection of 2020/2021 reserves (2)	$20,050	+/- $3,000

Certain non-cash items (3)	$47,197	$34,500 - $37,500
Impact from reversal of Uncollectible Straight-Line Rent Receivables included in above (4)	$16,747	+/- $2,500

G&A expense, net (5)	$86,400	$87,000 - $90,000

Interest expense, net	$165,548	+/- $168,000

Recurring third party fees & commissions	$24,834	+/- $25,000

Development and Redevelopment spend	$112,995	+/- $130,000

Acquisitions	$209,908	$0
Cap rate (weighted average)	5.1%	0%

Dispositions	$179,044	+/-$65,000
Cap rate (weighted average) (6)	3.0%	+/- 7.0%

Forward ATM settlement (gross)	$64,768	$0

Share Repurchase settlement (gross)	$75,393	$0

Note: With the exception of per share data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, and amortization of mark-to-market debt, as well as transaction related income/expenses and debt extinguishment charges.
(2)
Represents the collection of receivables in the Same Property portfolio reserved in 2020 and 2021; included in Uncollectible Lease Income.
(3)
Includes above and below market rent amortization, straight-line rents, and amortization of mark-to-market debt adjustments.
(4)
Positive impact on Uncollectible Straight-Line Rent from the conversion of cash basis tenants back to an accrual basis of accounting, included in total Certain non-cash items.
(5)
Represents General & administrative, net before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro-rata basis.
(6)
Weighted average cap rate for 2022 disposition is 6.5% excluding the sale of Costa Verde in 1Q22 ($125M at a ~1.5% cap rate).

Conference Call Information

To discuss Regency’s fourth quarter results and provide further business updates, management will host a conference call on Friday, February 10th, at 11:00 a.m. ET. Dial-in and webcast information is below.

Fourth Quarter 2022 Earnings Conference Call

Date:	Friday, February 10, 2023
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	4th Quarter 2022 Webcast Link

Replay: Webcast Archive: Investor Relations page under Events & Webcasts

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO and Core Operating

Earnings - Actual (in thousands)

For the Periods Ended December 31, 2022 and 2021	Three Months Ended		Year to Date
	2022	2021	2022	2021
Reconciliation of Net Income to Nareit FFO:

Net Income Attributable to Common Stockholders	$95,263	67,859	$482,865	361,411
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	88,356	82,765	344,629	330,364
Gain on sale of real estate	(2,534)	(61,915)	(121,835)	(100,499)
Provision for impairment of real estate	-	85,229	-	95,815
Exchangeable operating partnership units	411	300	2,105	1,615
Nareit Funds From Operations	$181,496	174,238	$707,764	688,706

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$181,496	174,238	$707,764	688,706
Adjustments to reconcile to Core Operating Earnings (1):
Early extinguishment of debt	-	-	176	-
Promote income	-	-	-	(13,589)
Certain Non-Cash Items
Straight-line rent	(2,175)	(3,240)	(11,327)	(13,534)
Uncollectible straight-line rent	(4,545)	(6,124)	(14,155)	(5,965)
Above/below market rent amortization, net	(5,528)	(5,791)	(21,434)	(23,889)
Debt premium/discount amortization	1	(105)	(184)	(565)
Core Operating Earnings	$169,249	158,978	$660,840	631,164

Weighted Average Shares For Diluted Earnings per Share	171,586	171,866	171,791	170,694

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	172,327	172,626	172,540	171,456
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same Property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to pro-rata Same Property NOI.

Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI – Actual (in thousands)

For the Periods Ended December 31, 2022 and 2021	Three Months Ended		Year to Date
	2022	2021	2022	2021
Net income attributable to common stockholders	$95,263	67,859	$482,865	361,411
Less:
Management, transaction, and other fees	(6,901)	(6,918)	(25,851)	(40,337)
Other(1)	(12,795)	(15,676)	(51,090)	(46,860)
Plus:
Depreciation and amortization	82,235	76,396	319,697	303,331
General and administrative	23,193	19,955	79,903	78,218
Other operating expense	2,427	3,064	6,166	5,751
Other expense (income)	31,586	65,594	44,102	132,977
Equity in income of investments in real estate excluded from NOI (2)	12,057	3,852	35,824	53,119
Net income attributable to noncontrolling interests	1,122	1,124	5,170	4,877
NOI	228,187	215,250	896,786	852,487

Less non-same property NOI (3)	(6,847)	(2,109)	(19,781)	1,336

Same Property NOI	$221,340	213,141	$877,005	853,823

Same Property NOI without Termination Fees	$220,122	211,104	$871,998	847,089

Same Property NOI without Termination Fees or Redevelopments	$192,685	185,871	$766,064	747,259

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$217,902	205,911	$851,948	801,251
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-K with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its fourth quarter 2022 supplemental package that may help investors estimate earnings. A copy of the Company’s fourth quarter 2022 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the period ended December 31, 2022. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

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Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to Nareit FFO to Core Operating Earnings.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2023 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic Environment

Continued rising interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business.

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations. The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.